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                                                                    EXHIBIT 23.1

                   INFORMATION RESOURCES, INC. & SUBSIDIARIES

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     We have issued our reports dated February 15, 1996 accompanying the consolidated financial statements and schedules included in the Annual Report of Information Resources, Inc. & Subsidiaries on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Information Resources, Inc. on Forms S-8 (File Nos. 33-48289, 33-48290, 33-48291, 33-52719, 33-52721 and 33-54649).

                                            GRANT THORNTON LLP

Chicago, Illinois
March 22, 1996